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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
AMR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 23, 2004

Dear Stockholder,

We are pleased to invite you to attend AMR Corporation's 2004 Annual Meeting of Stockholders on Wednesday, May 19, 2004 at the American Airlines Training & Conference Center in Fort Worth, Texas. The meeting will begin at 8:00 a.m., Central Daylight Time. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. A form of proxy is also enclosed with this letter.

All holders of record of the Company's outstanding shares of Common Stock at the close of business on March 22, 2004 will be entitled to vote at the annual meeting. It's important that your shares be represented whether or not you attend the meeting. We urge you to promptly register your vote online or by telephone according to the instructions on the proxy or you can sign, date and return the enclosed proxy card. Any of these voting methods will ensure that your shares will be represented and voted at the annual meeting.

If you plan to attend the meeting, please indicate your plans when you cast your vote online or by telephone, or mark the appropriate box on the proxy card. Admission to the annual meeting will be by ticket only. Please bring the admission ticket that is printed on, or included with, the proxy card. For your convenience, a map and directions to the American Airlines Training & Conference Center are provided on the inside back cover of this proxy statement and on the admission ticket.

Sincerely,

Edward A. Brennan Executive Chairman	Gerard J. Arpey President and Chief Executive Officer

*****

IMPORTANT NOTICE

On page (i) of this proxy statement is important information regarding AMR Corporation's appointment of American Stock Transfer & Trust Company as registrar and transfer agent and about receiving future annual reports and proxy statements via the Internet.

P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

Official Notice of Annual Meeting of Stockholders

TIME	Registration Begins:	7:30 a.m., Central Daylight Time
	Meeting Begins:	8:00 a.m., Central Daylight Time
DATE	Wednesday, May 19, 2004
PLACE	American Airlines Training & Conference Center Flagship Auditorium 4501 Highway 360 South Fort Worth, Texas 76155
ITEMS OF BUSINESS	(1)	to elect 12 directors;
	(2)	to ratify the selection by the Audit Committee of Ernst & Young LLP as independent auditors for the Corporation for the year 2004;
	(3)	to consider two stockholder proposals; and
	(4)	to transact such other matters as may properly come before the meeting or any adjournments thereof.
RECORD DATE	You are entitled to attend and/or to vote at the annual meeting if you were a stockholder at the close of business on Monday, March 22, 2004.
ANNUAL MEETING ADMISSION	Admission ticket (printed on, or included with, the proxy card) or other proof of share ownership (for example, a recent statement from your broker).
VOTING BY PROXY
Please submit your proxy card or instructions as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions, either by voting your shares by telephone or the Internet, or by signing and returning the enclosed proxy card.

                      By Order of the Board of Directors,

                      Charles D. MarLett
                       Corporate Secretary

April 23, 2004

IMPORTANT SHAREHOLDER INFORMATION

        NEW REGISTRAR AND STOCK TRANSFER AGENT.    Effective March 1, 2004, AMR Corporation ("AMR" or the "Corporation") appointed American Stock Transfer & Trust Company ("AST") to provide registrar and transfer agent services to the Corporation. All communications related to shareholder transactions should be directed to AST Shareholder Services representatives at the toll free number 1-877-390-3077 or by visiting the website, www.amstock.com or by sending an e-mail to info@amstock.com. AST's mailing address is 59 Maiden Lane, Plaza Level, New York, New York 10038. The foregoing is for your information only—NO ACTION IS REQUIRED ON YOUR PART FOR THE CONVERSION PROCESS TO AST AS AMR'S REGISTRAR AND TRANSFER AGENT.

        REQUEST ELECTRONIC DELIVERY OF PROXY DOCUMENTS.    AMR's Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K are available on AMR's Internet website located at http://www.amrcorp.com/investorhome.htm. As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. Choosing this option will save the Corporation the cost of producing and mailing these annual meeting materials. If you have a computer with Internet access, we hope you will try this electronic distribution method. If your shares are registered directly in your name with AST, you can choose to receive and access future annual meeting materials electronically by going to the website http://www.amstock.com and clicking on "Shareholder Services" or by following the instructions provided when voting via the Internet. If your shares of AMR stock are held in brokerage accounts, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to view future annual meeting materials over the Internet.

(i)

TABLE OF CONTENTS

IMPORTANT SHAREHOLDER INFORMATION
ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
How are votes counted?
What are the Board's recommendations?
Who will bear the cost of soliciting votes for the meeting?
Who is entitled to vote?
How do I vote?
When will Internet and telephone voting facilities close?
Can I change my vote after I have voted?
Who can attend the meeting?
Where is the meeting?
PROPOSAL 1—ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS
BOARD OF DIRECTORS
Board Committees
Board Committee Roles and Number of Committee Meetings
Director Nominees
Number of Board Meetings; Attendance at Board, Committee and Annual Meetings; and Interlocking Relationships
Determining Director Independence
Compensation of Directors
Code of Conduct for Employees and Directors
Executive Sessions and the Lead Director
Contacting the Board of Directors
OWNERSHIP OF SECURITIES
Securities Owned by Directors and Officers
Securities Owned by Certain Beneficial Owners
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Options Granted
Stock Option Exercises and December 31, 2003 Stock Option Value
Long Term Incentive Plan Awards
Pension Plan
Pension Plan Table
CORPORATE PERFORMANCE
Cumulative Total Returns on $100 Investment on December 31, 1998
OTHER MATTERS INVOLVING EXECUTIVE OFFICERS
Executive Termination Benefits Agreements
AUDIT COMMITTEE REPORT
Meeting, Independence of Members, Charter, Meetings with Management and the Independent Auditors
Fees paid to Ernst & Young LLP
Audit Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
COMPENSATION COMMITTEE REPORT
Overall Policy
Discussion
Other Matters
PROPOSAL 2—SELECTION OF AUDITORS
PROPOSAL 3—STOCKHOLDER PROPOSAL
PROPOSAL 4—STOCKHOLDER PROPOSAL
OTHER MATTERS
ADDITIONAL INFORMATION
Stockholder Proposals/Nominations
APPENDIX A—Charter of the Audit Committee of the Board of Directors of AMR Corporation
DIRECTIONS TO THE AMERICAN AIRLINES TRAINING & CONFERENCE CENTER

(ii)

P.O. Box 619616, Dallas/Fort Worth International Airport, TX 75261-9616

PROXY STATEMENT

Annual Meeting of Stockholders
May 19, 2004

        This statement and the form of proxy are being mailed to stockholders on or around April 23, 2004, in connection with a solicitation of proxies by the Board of Directors of AMR Corporation ("AMR", the "Corporation" or the "Company") for use at the annual meeting of stockholders to be held on May 19, 2004. This proxy statement also includes information regarding AMR's wholly-owned subsidiary, American Airlines, Inc. ("American").

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        The purpose of the annual meeting of stockholders is to allow you to act upon matters which are outlined in the accompanying notice. These matters include the election of directors, the ratification of the selection by the Audit Committee of the Corporation's independent auditors and the consideration of two proposals that have been submitted by stockholders. Also, AMR's management will report on the performance of the Corporation during 2003.

How are votes counted?

        With respect to the election of the directors, you either may vote "FOR" all or less than all of the nominees or your vote may be "WITHHELD" as to one or more of the nominees. The directors will be elected by a plurality of the votes cast at the annual meeting. With respect to the other three proposals you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it will have the same effect as a vote "AGAINST". If you sign your proxy card and provide no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you hold your shares through a broker or bank and provide no instructions, your shares may constitute broker non-votes. Broker non-votes are not counted as votes cast and thus will have no impact on the election of directors or the outcome of any proposal.

What are the Board's recommendations?

        The Board's recommendations, if any, are included with the description of each item in this proxy statement. In summary, the Board recommends a vote:

  •
  for election of the nominated slate of directors (Proposal 1);

  •
  for ratification of the selection by the Audit Committee of Ernst & Young LLP ("Ernst & Young") as the Corporation's independent auditors for the year ending December 31, 2004 (Proposal 2); and

  •
  against approval of Proposals 3 and 4.

Who will bear the cost of soliciting votes for the meeting?

        The Company will pay the cost of this solicitation. In addition to using regular mail, proxies may be solicited by directors, officers, employees or agents of the Corporation or its subsidiaries, in person or by telephone, facsimile, e-mail or other means of electronic communication. AMR will also request brokers or nominees who hold common stock in their names to forward proxy materials to the beneficial owners of such stock at the Corporation's expense. To aid in the solicitation of proxies, the Corporation has retained

D.F. King & Co., a firm of professional proxy solicitors, at an estimated fee of $7,500 plus reimbursement of normal expenses.

Who is entitled to vote?

        Stockholders of record at the close of business on the record date, March 22, 2004, are the only ones entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting. On March 22, 2004, the Corporation had outstanding 159,594,984 shares of common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of stock held.

How do I vote?

  •
  In person at the annual meeting.

  •
  By Internet. You can vote on the Internet at the website address shown on your proxy card. The Internet voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet voting will depend on the voting process of your bank or broker. Please follow the Internet voting instructions found on the form you receive from your bank or broker. If you elect to vote using the Internet, you may incur telecommunication and Internet access charges for which you are responsible.

  •
  By Telephone. You can vote by telephone using the telephone number shown on your proxy card. The telephone voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone voting will depend on the voting process of your bank or broker. Please follow the telephone voting instructions found on the form you receive from your bank or broker.

  •
  By Mail. You can vote by mail by completing, signing and returning the enclosed proxy card in the postage paid envelope provided. The shares will be voted in accordance with your directions provided on the proxy card.

When will Internet and telephone voting facilities close?

        The Internet voting facilities will close at 11:59 p.m., Central Daylight Time, on May 18, 2004. The telephone voting facilities will be available until the annual meeting begins at 8:00 a.m., Central Daylight Time, on May 19, 2004.

Can I change my vote after I have voted?

        Yes, even after you have submitted your proxy, you may change your vote at any time before the annual meeting begins by filing with the Corporate Secretary of the Corporation a notice of revocation, a properly executed, later-dated proxy, or by attending and voting your shares at the meeting.

Who can attend the meeting?

        Stockholders as of the record date, March 22, 2004, or their duly appointed proxies, may attend the meeting. Provided there is adequate room for all stockholders wishing to attend the meeting, one guest may accompany each stockholder. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:30 a.m., Central Daylight Time, in the reception area outside the Flagship Auditorium. The doors to the Flagship Auditorium will open at 7:45 a.m., Central Daylight Time.

        If you plan to attend the annual meeting, you must have an admission ticket. This ticket is printed on, or included with, the proxy card. If you do not have an admission ticket, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. All shareholders and their guests will be required to check-in at the registration desk.

Where is the meeting?

        The annual meeting of AMR's stockholders will be held at the American Airlines Training & Conference Center ("AATCC"), Flagship Auditorium, on Wednesday, May 19, 2004, 8:00 a.m., Central Daylight Time. AATCC is located at 4501 Highway 360 South, Fort Worth, Texas 76155. A map of the area and directions to AATCC can be found on the back cover of the proxy statement and on the admission ticket.

PROPOSAL 1—ELECTION OF DIRECTORS

            The Board of Directors proposes that the following 12 director candidates, all of whom currently serve as AMR directors, be elected at the meeting to serve until the next annual election. Each of the nominees for election as a director has furnished to the Corporation the following information with respect to principal occupation or employment as of March 22, 2004. With respect to each director's principal business directorships, the information set forth below is anticipated as of the date of the Corporation's annual meeting, May 19, 2004.

            Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee is not available for election as a result of unforeseen circumstances, it is the intention of the persons named as proxies to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

NOMINEES FOR ELECTION AS DIRECTORS

Gerard J. Arpey (Age 45)

First elected a director in 2003

President and Chief Executive Officer of AMR Corporation and American, Fort Worth, Texas since April, 2003; air transportation. Previously, Mr. Arpey held the following positions at the Corporation and American: President and Chief Operating Officer (April 2002 to April 2003); Executive Vice President Operations (January 2000 to April 2002); and Senior Vice President Finance and Planning and Chief Financial Officer (March 1995 to January 2000).

John W. Bachmann (Age 65)

First elected a director in 2001

Senior Partner, Edward Jones, St. Louis, Missouri since January, 2004, and Managing Partner from 1980 to 2003; financial services. Mr. Bachmann began his career at Edward Jones in 1959. He previously was a director of Trans World Airlines, Inc.

David L. Boren (Age 62)

First elected a director in 1994

President, University of Oklahoma, Norman, Oklahoma since 1994; educational institution. From 1979 through 1994, Mr. Boren was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma. He is also a director of ConocoPhillips Company; Texas Instruments, Inc. and Torchmark Corporation.

Edward A. Brennan (Age 70)

First elected a director in 1987

Executive Chairman of the Corporation and American, Fort Worth, Texas since April 2003; air transportation. Mr. Brennan retired as Chairman, President and Chief Executive Officer from Sears, Roebuck and Co. in 1995, Chicago, Illinois; merchandising. Prior to his retirement, he had been associated with Sears for 39 years. Mr. Brennan is also a director of 3M Company; Allstate Corporation; Exelon Corporation and McDonalds Corporation.

Armando M. Codina (Age 57)

First elected a director in 1995

Chairman of the Board and Chief Executive Officer, Codina Group, Inc., Coral Gables, Florida since 1979; real estate investments, development and construction, property management and brokerage services. Mr. Codina is also a director of BellSouth Corporation and General Motors Corporation.

Earl G. Graves (Age 69)

First elected a director in 1995

Chairman and Chief Executive Officer, Earl G. Graves, Limited, New York, New York since 1970; communications and publishing (including the publication of Black Enterprise magazine). He is also a director of Aetna Inc.; DaimlerChrysler AG; Federated Department Stores, Inc. and Rohm and Haas Company.

Ann McLaughlin Korologos (Age 62)

First elected a director in 1990

Chairman, RAND Board of Trustees, RAND Corporation, Santa Monica, California since 2004; international public policy research organization. Mrs. Korologos has held positions with The Aspen Institute (1993 to present) and is currently Senior Advisor for Benedetto, Gartland & Company. Previously, she was President of the Federal City Council (1990 to 1995) and served as United States Secretary of Labor (1987 to 1989). Mrs. Korologos is also a director of Fannie Mae; Harman International Industries, Inc.; Host Marriott Corporation; Kellogg Company and Microsoft Corporation.

Michael A. Miles (Age 64)

First elected a director in 2000

Special Limited Partner of Forstmann Little & Co., New York, New York since 1995; investment banking. Mr. Miles is also a director of Citadel Broadcasting Corporation; Time Warner Inc.; Dell Computer Corporation; Morgan Stanley and Sears, Roebuck and Co.[1]

Philip J. Purcell (Age 60)

First elected a director in 2000

Chairman of the Board and Chief Executive Officer, Morgan Stanley, New York, New York since 1997; financial services. Mr. Purcell is a director or trustee of approximately 105 registered investment companies for which Morgan Stanley Investment Advisors Inc., a wholly-owned subsidiary of Morgan Stanley, serves as investment manager or investment advisor.

Joe M. Rodgers (Age 70)

First elected a director in 1989

Chairman, The JMR Group, Nashville, Tennessee since 1984; investment company. From 1985 through 1989, Mr. Rodgers was the United States Ambassador to France. He is also a director of Lafarge North America Inc.; SunTrust Bank, Nashville, N.A. and Tractor Supply Company.

Judith Rodin, Ph.D. (Age 59)

First elected a director in 1997

President, University of Pennsylvania, Philadelphia, Pennsylvania since 1994; educational institution. Dr. Rodin is also a Professor of Psychology and a Professor of Medicine and Psychiatry at the University of Pennsylvania. Previously, she held positions at Yale University from 1972 to 1994. Dr. Rodin is a trustee of 43 of the mutual funds managed by The BlackRock Funds and is also a director of Aetna Inc.; Comcast Corporation and Electronic Data Systems Corporation.

Roger T. Staubach (Age 62)

First elected a director in 2001

Chairman and Chief Executive Officer, The Staubach Company, Addison, Texas since 1982; a global, full-service commercial real estate strategy and services firm. After graduating from the United States Naval Academy in 1965, Mr. Staubach served four years as an officer in the U.S. Navy. He played professional football from 1969 to 1979 with the Dallas Cowboys. Mr. Staubach is also a director of Brinker International, Inc. and McLeodUSA Incorporated.

            A plurality of the votes cast is necessary for the election of a director.

The Board of Directors recommends a vote FOR each of the nominees listed above.

1
As of the date of the Corporation's annual meeting, Mr. Miles will be a director of Community Health Systems, Inc. ("CHS"). Mr. Miles is not standing for re-election to the CHS board in 2004 and, therefore, will cease to be a director of CHS on May 25, 2004.

BOARD OF DIRECTORS

Board Committees

        The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below. Messrs. Arpey and Brennan do not serve on any of the Board Committees.

Director	Audit Committee	Compensation Committee	Diversity Committee	Nominating/ Corporate Governance Committee

John W. Bachmann	**		*
David L. Boren		*		*
Armando M. Codina		*		**
Earl G. Graves			**
Ann McLaughlin Korologos	*			*
Michael A. Miles		**
Philip J. Purcell		*	*
Joe M. Rodgers	*			*
Judith Rodin, Ph.D.		*	*
Roger T. Staubach	*		*

*
Member.
**
Chair.

Board Committee Roles and Number of Committee Meetings

        The charter of the Audit Committee is attached to this proxy statement as Appendix A. The charters for all the standing committees of the Board are set forth on the Corporation's Investor Relations website located at http://www.amrcorp.com/investorhome.htm under the "Corporate Governance" section. The charters detail the responsibilities of each committee. The following is a summary of the responsibilities of each of the committees. For more detailed information see the charters.

  Audit Committee

  o
  Selects and retains the independent auditors

  o
  Approves in advance the services rendered by, and the fees paid to, the independent auditors

  o
  Monitors compliance with the Corporation's standards of business conduct

  o
  Reviews:

  –
  the scope and results of the annual audit (including the independent auditors' assessment of internal controls)

  –
  quarterly financial information with representatives of management and the independent auditors

  –
  the Corporation's consolidated financial statements

  –
  the scope of non-audit services provided by the independent auditors

  –
  the Corporation's filings with the Securities and Exchange Commission

  –
  other aspects of the Corporation's relationship with the independent auditors, including a letter on the independence of the auditors

  o
  The Audit Committee met nine times in 2003

  o
  All members of the Audit Committee are independent in accordance with the listing standards of the New York Stock Exchange (the "NYSE Listing Standards")

            Please see the Audit Committee Report on pages 28 to 30 for more information.

  Compensation Committee

  o
  Formulates and approves the compensation and benefit programs for the officers of the Corporation and its subsidiaries

  o
  Approves the compensation of the Company's CEO based on an evaluation of the CEO's performance

  o
  Approves and monitors the Corporation's annual incentive program, its stock programs and other compensation programs

  o
  Retains the compensation consultant to perform the annual review of officer compensation

  o
  The Compensation Committee met nine times in 2003

  o
  All members of the Compensation Committee are independent in accordance with the NYSE Listing Standards

            Please see the Compensation Committee Report on pages 31 to 35 for more information.

  Diversity Committee

  o
  Provides oversight, counsel and guidance to senior management at American and the Corporation's other subsidiaries and the Board of Directors on issues related to diversity and inclusion, including, but not limited to:

  –
  Equal Employment Opportunity policies

  –
  Hiring practices

  –
  Employee retention issues

  –
  Corporate procurement decisions

  –
  Work environment

  o
  Monitors and oversees the development and implementation of diversity policies, programs and procedures, to ensure that they are appropriate to, and assist in the fulfillment of, the Corporation's responsibilities to its internal and external minority constituencies

  o
  Explores a wide spectrum of the Corporation's operations to assist the Corporation in promoting its diversity efforts

  o
  The Diversity Committee met three times in 2003

  Nominating/Corporate Governance Committee

  o
  Evaluates the performance of the Board and the Chief Executive Officer

  o
  Recommends candidates for officer positions and reviews with the Chief Executive Officer succession planning for senior positions at the Corporation and its subsidiaries

  o
  Proposes a slate of directors for election by the stockholders at the annual meeting

  o
  Nominates candidates to fill any vacancies on the Board

  o
  Determines the optimal size of the Board

  o
  Reviews the compensation of the directors

  o
  Considers the qualifications of shareholder director nominees in accordance with pre-established guidelines

  o
  Develops and reviews the Board's Governance Policies

  o
  Monitors and reviews Chief Executive Officer succession planning

  o
  The Nominating/Corporate Governance Committee met nine times in 2003

  o
  All members of the Nominating/Corporate Governance Committee are independent in accordance with the NYSE Listing Standards

Director Nominees

        As noted above, the Nominating/Corporate Governance Committee is responsible for recommending to the Board the nominees for election as directors. To fulfill this role, the Committee reviews the optimal size of the Board and its make-up to determine the qualifications and the areas of expertise needed to further enhance the composition of the Board. Among other things, when assessing a candidate's qualifications (including a candidate nominated by a shareholder), the committee considers: the number of other boards on which the candidate serves, including public and private company boards as well as not-for-profit boards; other business and professional commitments of the candidate; the need of the Board at that time for directors having certain skills and experience; the potential for any conflicts between the Corporation's interests and the interests of the candidate; the ability of the candidate to fulfill the independence standards required of directors; the ability of the candidate to add value to the work of the standing committees of the Board; and the diversity, in the broadest sense, of the directors then comprising the Board. In addition, directors are expected (a) to exercise their best business judgment when acting on behalf of the Company, (b) to represent the interest of all of the Company's shareholders, (c) to act ethically at all times and (d) to adhere to the Code of Ethics applicable to all directors (see definition and discussion on page 13). The Committee considers all of these qualities when determining whether or not to recommend a candidate for a director position. In the past the Committee has decided that it did not need to use a search firm to assist it in identifying suitable candidates for director positions, but it may do so in the future. The Committee will consider shareholder nominees in the event a vacancy exists on the Board. See "Additional Information" on page 40 for further details.

Number of Board Meetings; Attendance at Board, Committee and Annual Meetings; and Interlocking Relationships

        During 2003, the Board of Directors held eight regular meetings (two of which were by telephone conference) and fourteen special meetings by telephone conference.

            In 2003, each director attended more than 75% of the Board meetings and Committee meetings of which he/she was a member.

            The Corporation encourages each director to attend the annual meeting. However, in light of the fact that so many companies hold their annual meetings in May, conflicts may arise. All directors attended the 2003 annual meeting.

            In 2003, no member of the Audit, Compensation, or Nominating/Corporate Governance Committees (a) was a current or former employee or officer of the Corporation or any of its affiliates or (b) had any interlocking relationship with any other corporation that requires specific disclosure.

Determining Director Independence

        During 2003, American advertised in, and sponsored events hosted by, Black Enterprise magazine. Mr. Graves is Chairman of the Board and Chief Executive Officer of Earl G. Graves, Limited, which publishes that magazine.

            In 2003, Morgan Stanley provided financial and aircraft leasing services to the Corporation. Mr. Purcell is Chairman and Chief Executive Officer of Morgan Stanley.

            Pursuant to its Board Governance Policies, the Board has determined that the payments made in 2003 to Earl G. Graves, Limited and Morgan Stanley are within the guidelines established for director independence. Accordingly, each of Mr. Graves and Mr. Purcell qualifies as an independent director. The Board Governance Policies (which includes the guidelines for director independence) are available on the Corporation's Investor Relations website located at http://www.amrcorp.com/investorhome.htm under the "Corporate Governance" section.

Compensation of Directors

Retainers/Fees/Travel

Director	Retainers and Fees ($)(1)	Travel ($)(2)

Edward A. Brennan (3)	50,000	31,215
John W. Bachmann	49,000	90,329
David L. Boren	47,000	15,680
Armando M. Codina	48,000	17,748
Earl G. Graves	43,000	31,769
Ann McLaughlin Korologos	49,000	32,675
Michael A. Miles	50,000	6,124
Philip J. Purcell	43,000	35,487
Joe M. Rodgers	48,000	40,894
Judith Rodin, Ph.D.	46,000	56,860
Roger T. Staubach	50,000	44,463

(1)
Each non-employee director of the Corporation receives an annual retainer of $20,000 for service on the Board of Directors, an annual retainer of $3,000 for service on one or more standing Committees of the Board and $1,000 for attending, or otherwise participating in, a Board meeting (regular or special) or a Committee meeting (provided, the maximum payment for meeting attendance/participation is $1,000 per day, regardless of the number of meetings actually occurring in that day). Since he is an employee of American, Mr. Arpey does not receive this compensation. Directors may defer payment of all or any part of these retainers and fees pursuant to two deferral plans. Under the first of these deferral plans, the Corporation will pay interest on the amount deferred at the prime rate from time to time in effect at J. P. Morgan Chase & Co. Under the second deferral plan, compensation earned during any calendar month is converted into stock equivalent units ("Stock Units") by dividing the total amount of compensation earned in such month by the average fair market value ("FMV") of the Corporation's common stock during such month (generally, FMV is the average of the high and low of the Corporation's common stock during a set time period, e.g., a day, a month). At the end of the deferral period, the Corporation will pay to the director an amount in cash equal to the number of accumulated Stock Units multiplied by the FMV of the Corporation's common stock during the month in which the deferral period terminates. In 2003, Messrs. Bachmann, Brennan, Codina, Purcell, Rodgers and Staubach and Dr. Rodin elected to defer their compensation pursuant to one of the above-described deferral plans. Messrs. Boren, Graves and Miles and Mrs. Korologos elected to defer their compensation pursuant to one of the above-described deferral plans for the months of May through December 2003. In 2004, each director is deferring retainers and fees pursuant to one of the deferral plans described above.

(2)
In addition to the retainers and meeting fees mentioned above, and as part of a director's compensation package, a non-employee director, a non-employee director's spouse or companion, and a non-employee director's dependent children are provided transportation on American and American Eagle Airlines, Inc. and reimbursement for federal income taxes incurred thereon. Mr. Arpey, as an employee of American, pays service charges for his use of employee travel privileges. These service charges are equal to those paid by all other employees.

(3)
Upon his election as Executive Chairman in April 2003, Mr. Brennan declined any additional compensation beyond that described above.

Equity/Rights/Units

            Under the 1994 Directors Stock Incentive Plan, as amended (the "SIP"), outside directors each receive an annual award of 1,422 deferred shares of the Corporation's common stock. These shares will be delivered to the director within six months after the director ceases to be a member of the Board.

            Pursuant to the SIP, the Corporation provides to directors who were elected after May 15, 1996, an annual grant of 711 additional deferred shares of the Corporation's common stock. This additional grant is in lieu of their participation in a pension plan (described below, see "Other"). These shares will be distributed to the director within six months after the director ceases to be a member of the Board. Messrs. Bachmann, Miles, Purcell and Staubach and Dr. Rodin each receive this additional grant.

            The SIP will terminate by its terms on May 19, 2004. The Board of Directors has determined that it is in the best interests of the Corporation to continue the SIP, or a variant thereof, beyond this termination date. In making this determination the Board took into account the need: (a) to provide adequate compensation to the directors; (b) to align a director's compensation to the financial performance of the Corporation; (c) to conserve current cash; and (d) to avoid dilution of the Corporation's common stock base. To accommodate these various objectives, the Board of Directors approved in March 2004 the Directors' Unit Incentive Plan (the "DUIP"). The DUIP is identical to the SIP in economic terms but will employ cash payments at the end of the director's service on the Board rather than deferred stock. Thus, under the DUIP, a director (y) whose first election occurred prior to May 15, 1996, will receive 1,422 units annually and (z) whose first election occurred after May 15, 1996, will receive 2,133 units annually. These unit grants will occur once per year, on the first business day following the annual election of directors to the Board. The first grant under the DUIP will occur on May 20, 2004. At such time that the director ceases to be a member of the Board, a payment will be made to the director. The payment will be equal to the number of aggregate units held by the director multiplied by the FMV of the Corporation's common stock on the date the director ceased to be a member of the Board. See the Corporation's Investor Relations website located at http://www.amrcorp.com/investorhome.htm under the "Corporate Governance" section for the DUIP.

            In 1999, the Corporation adopted a Stock Appreciation Rights Plan for outside directors (the "SAR Plan"). Under the SAR Plan, each outside director receives an annual award of 1,185 stock appreciation rights ("SARs"). SARs entitle the director upon exercise to receive in cash the excess of the FMV of the Corporation's common stock on the exercise date over the SAR's exercise price. The SARs vest 100% on the first anniversary of their grant and expire on the tenth anniversary of their grant. The SARs may be exercised only during certain defined "window" periods (generally, the 20 business days following the Corporation's release of quarterly earnings). The SAR's exercise price is the FMV of the Corporation's common stock on the SARs' grant date. As of the date of this proxy statement nearly all of the SARs granted under the SAR Plan have an exercise price that is greater than the market value of the Corporation's common stock, i.e., they have no in-the-money value.

Other

            The Corporation provides a director who was elected on or before May 15, 1996, a pension benefit. Messrs. Boren, Brennan, Codina, Graves and Rodgers and Mrs. Korologos are eligible to receive this benefit. Upon his or her retirement from the Board each will receive $20,000 per year. The pension benefit will be paid until the later to die of the director or the director's spouse. The retirement age for directors is age 70, unless otherwise extended by the Board. In light of the challenges facing the Company and the need to retain qualified and experienced directors, the Board has extended to age 72 the retirement dates for Messrs. Brennan, Graves and Rodgers.

Code of Conduct for Employees and Directors

        The Company has a Code of Conduct that is applicable to all employees. The Code of Conduct is entitled the Business Ethics Program (the "Program") and is designed to help employees resolve ethical issues in an increasingly complex business environment. The Program applies to all employees, including without limitation, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Controller, the Treasurer, the Corporate Secretary and the General Auditor. The Program covers several topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Program is available on the on the Corporation's Investor Relations website located at http://www.amrcorp.com/investorhome.htm under the "Corporate Governance" Section.

            The Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy (the "Code of Ethics") applicable to the Board of Directors. The Code of Ethics is designed, among other things, to assist the directors in the recognition and the resolution of ethical issues. A copy of the Code of Ethics is available on the Corporation's Investor Relations website located at http://www.amrcorp.com/
investorhome.htm under the "Corporate Governance" section.

            The Company may post amendments to or waivers of, if any, the provisions of the Program and/or the Code of Ethics with respect to any director and/or executive officer on the foregoing website.

Executive Sessions and the Lead Director

        Non-management Directors meet regularly throughout the year in executive sessions without management. These sessions are held at least twice per year in conjunction with the January and July regular meetings of the Board. In addition, executive sessions may be scheduled by the Chair of the Nominating/Corporate Governance Committee or at the request of the Board. In 2003, executive sessions were held in January, March, April and September.

            A previously designated director (the "Lead Director") chairs these executive sessions. The Lead Director is the Chair of the Nominating/Corporate Governance Committee.

Contacting the Board of Directors

        The Board of Directors has approved procedures to facilitate communications between the directors and employees, shareholders and other interested third parties. Pursuant to these procedures, a person who desires to contact the Lead Director, a standing committee of the Board, the Board as a whole or any individual director may do so in writing addressed as follows: AMR Corporation, The Board of Directors, P.O. Box 619616, MD5675, Dallas/Fort Worth International Airport, Texas 75261-9616. The procedures are available on the Corporation's Investor Relations website located at http://www.amrcorp.com/investorhome.htm under the "Corporate Governance" section. Upon receipt, the communication will be distributed to the Lead Director, to another director or to an executive officer as appropriate, in each case depending on the facts and circumstances outlined in the communication. For example, a letter concerning a shareholder nominee would be sent to the Chair of the Nominating/Corporate Governance Committee; a complaint regarding accounting or internal accounting controls would be forwarded to the Chair of the Audit Committee and the General Auditor for review; and a complaint regarding passenger service would be sent to the executive officer responsible for customer services.

OWNERSHIP OF SECURITIES

Securities Owned By Directors and Officers

        As of March 22, 2004 (unless otherwise indicated), (a) each director, (b) the individuals named in the Summary Compensation Table and (c) all directors and executive officers as a group, owned shares of the Corporation's common stock; had been granted rights to such common stock in the form of stock options or deferred shares; or had been granted rights or units that derived their value by reference to such common stock (e.g., Stock Units, SARs, Performance Units), all as indicated in the following table. Definitions for certain of the terms found in this paragraph and the footnotes to the table can be found in the Compensation Committee Report or the footnotes to the Summary Compensation Table.

Name	AMR Corporation Common Stock* (#)	Percent of Class (%)

Gerard J. Arpey (1)	854,270	**
John W. Bachmann (2)	17,737	**
David L. Boren (2)	21,828	**
Edward A. Brennan (2)	58,596	**
Armando M. Codina (2)	34,756	**
Earl G. Graves (2)	22,996	**
Ann McLaughlin Korologos (2)	30,536	**
Michael A. Miles (2)	28,297	**
Philip J. Purcell (2)	34,116	**
Joe M. Rodgers (2) (3)	29,957	**
Judith Rodin (2)	33,302	**
Roger T. Staubach (2)	21,422	**
Daniel P. Garton (4)	872,790	**
William K. Ris, Jr. (5)	428,366	**
Monte E. Ford (6)	290,500	**
Henry C. Joyner (7)	462,175	**
Donald J. Carty (8)	3,221,970	2.0%
Jeffrey C. Campbell (9)	3,276	**
Directors and executive officers as a group (26 persons) (10)	8,897,371	5.6%

*
As of the date of this proxy statement, 98% of the value of the stock options granted to the named executive officers, Mr. Carty and the other executive officers have no in-the-money value (i.e., a positive difference between current FMV of the stock and the exercise price of the option).

**
Percentage does not exceed 1% of the total outstanding class.

            (Footnotes continued on next two pages.)

(1)
Includes stock options for 738,230 shares of common stock and 116,040 shares of deferred stock granted under the Corporation's 1998 Long Term Incentive Plan, as amended (the "LTIP"). Stock options representing 486,002 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from April 2004 through April 2007. Most of these options, at the date of this proxy statement, have no in-the-money value. The deferred shares are comprised of: (i) 16,500 performance shares (under the 2002/2004 Plan) that are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2004; and (ii) 99,540 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60).

(2)
For each of Messrs. Bachmann, Boren, Brennan, Codina, Graves, Miles, Purcell, Rodgers and Staubach, and Mrs. Korologos and Dr. Rodin, includes: (i) deferred shares granted under the SIP of 4,266, 12,322, 13,270, 12,322, 12,322, 6,399, 8,532, 13,270, 4,266, 13,270 and 12,798, respectively; (ii) Stock Units of 9,601, 3,181, 37,401, 15,509, 3,149, 3,343, 10,844, 8,762, 9,786, 3,541 and 14,579, respectively; and (iii) SARs of 2,370, 5,925, 5,925, 5,925, 5,925, 3,555, 4,740, 5,925, 2,370, 5,925 and 5,925, respectively. The deferred shares under the SIP will be delivered to the director within six months after the director ceases to be a member of the Board. The Stock Units will be cashed-out at the end of the deferral period. SARs operate similarly to stock options. See "Compensation of Directors" on pages 11 to 13 for further information on the SIP, Stock Units and SARs.

(3)
Includes 2,000 shares held by JMR Investments over which Mr. Rodgers has shared voting and investment power.

(4)
Includes stock options for 712,750 shares of common stock, 116,040 shares of deferred stock granted under the LTIP, and 44,000 Performance Units under the 2003/2005 Unit Plan. Stock options representing 456,522 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2004 through July 2008. Most of these options, at the date of this proxy statement, have no in-the-money value. The deferred shares are comprised of: (i) 16,500 performance shares under the 2002/2004 Plan that are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2004; and (ii) 99,540 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60). Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005.

(5)
Includes stock options for 330,991 shares of common stock, 13,500 shares of deferred stock granted under the LTIP, and 36,000 Performance Units under the 2003/2005 Unit Plan. Stock options representing 170,333 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2004 through July 2008. Most of these options, at the date of this proxy statement, have no in-the-money value. The deferred shares are comprised of 13,500 performance shares under the 2002/2004 Plan that are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2004. Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005.

(6)
Includes stock options for 226,000 shares of common stock, 23,500 shares of deferred stock granted under the LTIP, and 36,000 Performance Units under the 2003/2005 Unit Plan. Stock options representing 75,200 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2004 through July 2008. Most of these options, at the date of this proxy statement, have no in-the-money value. The deferred shares are comprised of: (i) 13,500 performance shares under the 2002/2004 Plan that are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2004; and (ii) 10,000 deferred shares that are scheduled to vest pursuant to the Deferred Share Plan in November 2004 and in November 2005. Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005.

(7)
Includes stock options for 346,315 shares of common stock and 79,860 shares of deferred stock granted under the LTIP, and 36,000 Performance Units under the 2003/2005 Unit Plan. Stock options representing 175,640 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from July 2004 through July 2008. Most of these options, at the date of this proxy statement, have no in-the-money value. The deferred shares are comprised of: (i) 13,500 performance shares under the 2002/2004 Plan that are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2004; and (ii) 66,360 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60). Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005.

(8)
Includes stock options for 2,847,472 shares of common stock and 24,498 shares of deferred stock granted under the LTIP. Stock options representing 2,089,372 shares of common stock are vested and currently exercisable. The remaining options will vest and become exercisable during the period from July 2004 through February 2007. Most of these options, at the date of this proxy statement, have no in-the-money value. The deferred shares constitute performance shares under the 2002/2004 Plan that are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2004 (this number reflects pro-rata vesting in light of Mr. Carty's retirement).

(9)
Mr. Campbell resigned his employment in December 2003. Upon his resignation, he forfeited all previously granted (a) stock options, (b) Performance Units under the 2003/2005 Unit Plan and (c) deferred shares granted under the Career Equity Program, the Deferred Share Plan, the 2001/2003 Plan and the 2002/2004 Plan. The shares indicated for Mr. Campbell were owned by him as of the date of his resignation.

(10)
Includes stock options for 7,016,955 shares of the Corporation's common stock, 764,205 shares of deferred stock granted under the LTIP, 113,037 shares of deferred stock granted under the SIP, 54,510 SARs, and 119,696 Stock Units. Also includes 373,000 Performance Units under the 2003/2005 Unit Plan. Stock options representing 4,339,533 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from April 2004 through July 2008. Most of these options, at the date of this proxy statement, have no in-the-money value. The deferred shares are comprised of: (i) 179,998 performance shares under the 2002/2004 Plan that are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2004; (ii) 565,008 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60); and (iii) 19,199 deferred shares that are scheduled to vest pursuant to the Deferred Share Plan during the period July 2004 through November 2005. Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2005.

            Holders of: unvested and/or unexercised options; deferred shares under the LTIP, the Deferred Share Plan and/or the SIP; and SARs; Stock Units; and Performance Units, do not have voting or dispositive power with regard to such options, deferred shares, rights or units.

Securities Owned By Certain Beneficial Owners

        The following firms have informed the Corporation that they were the beneficial owners of more than 5% of the Corporation's outstanding common stock at December 31, 2003:

Name and Address of Beneficial Owner	Amount Held		Percent of Class

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	23,902,106	(1)	15.0%
Lord, Abbett & Co. 90 Hudson Street Jersey City, New Jersey 07302	9,979,535	(2)	6.3%
Par Capital Management, Inc. Par Group, L.P. Par Investment Partners, L.P. One International Place, Suite 2401 Boston, Massachusetts 02110	14,800,000	(3)	9.3%
Staro Asset Management, L.L.C. 3600 South Lake Drive St. Francis, Wisconsin 53235	13,117,859	(4)	8.2%
Vanguard Chester Funds-Vanguard PRIMECAP Fund 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,300,000	(5)	5.8%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	11,528,330	(6)	7.2%

(1)
Based on Amendment No. 1 to Schedule 13G filed February 17, 2004, FMR Corp. and certain affiliates reported that FMR Corp. and certain affiliates beneficially own 23,902,106 shares of the Corporation's common stock, have sole voting power over 2,947,500 of such shares, sole dispositive power over 23,902,106 of such shares, and shared voting and shared dispositive power over none of such shares.

(2)
Based on Amendment No. 1 to Schedule 13G filed February 4, 2004, Lord, Abbett & Co. reported that it beneficially owns, and has sole voting and sole dispositive power over 9,979,535 shares of the Corporation's common stock, and shared voting and shared dispositive power over none of such shares.

(3)
Based on Amendment No. 1 to Schedule 13G filed February 17, 2004, Par Capital Management, Inc., Par Group, L.P., and Par Investment Partners, L.P., jointly reported beneficially owning, and having sole voting and sole dispositive power over, 14,800,000 shares of the Corporation's common stock, and shared voting and shared dispositive power over none of such shares.

(4)
Based on a Schedule 13G filed April 12, 2004, Michael A. Roth and Brian J. Stark (the "Reporting Persons") report that, through Staro Asset Management, L.L.C. (which acts as (a) the managing general partner of Reliant Trading and Stark Trading and (b) the investment manager of SF Capital Partners Ltd. and Shepherd Trading Limited), the Reporting Persons have shared voting and shared dispositive power over, 13,117,859 shares of the Corporation's common stock, and sole voting and sole dispositive power over none of such shares.

(5)
Based on Amendment No. 4 to Schedule 13G filed February 10, 2004, Vanguard Chester Funds-Vanguard PRIMECAP Fund reported that it beneficially owns and has sole voting power over 9,300,000 shares of the Corporation's common stock, and shared voting power, and sole and shared dispositive power, over none of such shares.

(6)
Based on a Schedule 13G filed February 12, 2004, Wellington Management Company, LLP reported that it beneficially owns and has shared dispositive power over 11,528,330 shares of the Corporation's common stock, shared voting power over 7,934,480 of such shares, and sole voting and sole dispositive power over none of such shares.

EXECUTIVE COMPENSATION

            The following Summary Compensation Table sets forth the compensation for the past three years paid to: (i) the individuals who, as of December 31, 2003, were the four most highly compensated executive officers of the Corporation (other than the Chief Executive Officer) whose aggregate current remuneration exceeded $100,000; (ii) individuals who served as the Chief Executive Officer of the Corporation in 2003; and (iii) Mr. Campbell (collectively, the "proxy officers"). (Messrs. Arpey, Garton, Ris, Ford and Joyner are collectively referenced in this proxy statement as the "named executive officers".)

Summary Compensation Table

Long Term Compensation
Annual Compensation
Awards
Payouts
Name and Principal Position
	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options/SARs (#)(5)	LTIP Payouts ($)(6)	All Other Compensation ($)(7)

Arpey	2003 2002 2001	535,275 580,000 495,333	0 0 0	0 0 0	0 0 0	0 184,000 60,000	151,020 0 254,139	0 0 4,171

Garton	2003 2002 2001	467,275 520,000 495,333	0 0 0	0 0 0	0 0 0	84,000 84,000 60,000	151,020 0 254,139	0 0 8,391

Ris	2003 2002 2001	385,102 425,819 405,620	0 0 0	0 0 0	0 0 0	64,000 64,000 46,000	120,816 0 231,024	0 0 10,194

Ford	2003 2002 2001	380,025 420,000 397,833	0 0 0	0 65,642 0	0 0 0	64,000 64,000 46,000	120,816 0 194,967	23,100 23,100 271,500

Joyner	2003 2002 2001	368,024 406,245 320,208	0 0 0	0 0 0	0 0 0	64,000 64,000 46,000	120,816 0 175,591	0 0 5,086

Carty	2003 2002 2001	293,357 811,125 585,813	0 0 0	0 0 0	0 0 0	0 520,000 375,000	374,580 0 693,108	127,440 0 3,340

Campbell	2003 2002 2001	412,674 338,428 N/A	0 0 N/A	0 188,145 N/A	288,360 0 N/A	84,000 64,000 N/A	0 0 N/A	36,185 0 N/A

Arpey	=
Gerard J. Arpey: President and Chief Executive Officer of AMR Corporation and American since April 24, 2003. Previously, Mr. Arpey was President and Chief Operating Officer of the Corporation and American.
Garton	=	Daniel P. Garton: Executive Vice President of the Corporation and Executive Vice President Marketing of American.
Ris	=	William K. Ris, Jr.: Senior Vice President Government Affairs of American.
Ford	=	Monte E. Ford: Senior Vice President Information Technology and Chief Information Officer of American.

            (Continued on next page.)

Joyner	=	Henry C. Joyner: Senior Vice President Planning of American.
Carty	=
Donald J. Carty: Chairman and Chief Executive Officer of the Corporation and American from April 2, 2002, until he resigned in April 2003. Mr. Carty subsequently retired. Previously, Mr. Carty also held the title of President of the Corporation and American since May 1998.
Campbell	=
Jeffrey C. Campbell: Senior Vice President and Chief Financial Officer of the Corporation and American from June 2002, until December 16, 2003, when he resigned. No data are shown for Mr. Campbell in 2001 inasmuch as he was not an executive officer of the Corporation at any time in that year.

(1)
Following the events of September 11, 2001, each of the proxy officers voluntarily waived or reduced his salary for the period October 1, 2001, through the end of the year. These waivers and reductions are reflected in the salary amounts for 2001. The waivers and reductions ceased on January 1, 2002. Effective April 1, 2003, salary reductions (see next paragraph) went into effect for all proxy officers.

For the proxy officers the salary reductions were: Arpey, 14%; Garton, 14%; Ris, 13%; Ford, 13%; Joyner, 13%; Carty, 33%; and Campbell, 13%. As noted elsewhere in this document, in addition to these salary reductions, no annual incentive bonus has been paid since the 2000 Plan and, as of the date of this proxy statement, nearly all stock options granted to the named executive officers and Mr. Carty have no in-the-money value.

(2)
No bonus payments were made under American's Incentive Compensation Plans for 2001, 2002 and 2003. The performance criteria under such plans were not satisfied and therefore no bonus payments were made. See the Compensation Committee Report on pages 31 to 35 for further information on the Incentive Compensation Plan.

(3)
For Mr. Ford, $45,000 of this amount represents reimbursement of expenses for a club membership. This reimbursement was pursuant to an employment agreement. This agreement was needed to recruit Mr. Ford in early 2000 from The Associates First Capital Corporation, his prior employer. The employment agreement has since expired. For Mr. Campbell, $146,510 of this amount represents reimbursement of housing expenses while on an expatriate assignment as American's Vice President-Europe.

(4)
The award for Mr. Campbell was made under the Deferred Share Plan and was granted in July 2003. The award was made to provide an incentive for Mr. Campbell to remain with the Company. The award was forfeited when Mr. Campbell resigned in December 2003. The following table sets forth other information concerning restricted stock awards:

Restricted Stock; Total Shares and Value
Name	Total Number of Restricted Shares Held at FY-End(#)(A)	Aggregate Market Value of Restricted Shares Held at FY-End($)(B)

Arpey	116,040	1,502,718
Garton	116,040	1,502,718
Ris	13,500	174,825
Ford	23,500	304,325
Joyner	79,860	1,034,187
Carty	24,498	317,249
Campbell	0	0
  (A)
  For the proxy officers these amounts consist of: (i) shares of deferred common stock issued under the LTIP which vest at retirement (Career Equity Shares); (ii) shares of deferred common stock issued under the LTIP which vest upon the Corporation's attainment of predetermined performance objectives over a three-year performance period of 2002 - 2004 (the 2002/2004 Performance Share Plan, the "2002/2004 Plan"); and (iii) shares of deferred common stock issued pursuant to the Deferred Share Plan which vest in November 2004 and in November 2005. See the related discussions of the Deferred Share Plan and performance shares in the Compensation Committee Report on pages 31 to 35.

  (B)
  These amounts are based on the closing price of the Corporation's common stock of $12.95 on the New York Stock Exchange ("NYSE") on December 31, 2003.

            (Footnotes continued on next two pages.)

(5)
These amounts represent options for shares of the Corporation's common stock which were granted in 2001, 2002 and 2003.

(6)
For 2003, this amount represents (a) for Messrs. Arpey and Garton, the value of performance shares under the Performance Share Plan for 2001 - 2003 (the "2001/2003 Plan") as of the date of distribution and (b) for the other proxy officers (excluding Mr. Campbell) a payout in exchange for performance shares granted under the 2001/2003 Plan.

For 2002, no payments were made under the Performance Share Plan for 2000 - 2002 (the "2000/2002 Plan"). No payments were made under the 2000/2002 Plan since the Company failed to satisfy the performance criteria (i.e., return on investment) under such plan.

For 2001, the amounts shown represent (y) the value of performance shares under the Performance Share Plan for 1999 - 2001 (the "1999/2001 Plan") or (z) a payout in exchange for performance shares granted under the 1999/2001 Plan. The amounts shown in 2001 also include a payment of $97,263 for each of Messrs. Arpey and Garton and $265,263 for Mr. Carty. See the Compensation Committee Report on pages 31 to 35 for more information and definitions.

LTIP Payouts
Name	Year	Performance Shares and Payment ($)

Arpey	2003 2002 2001	151,020 0 254,139

Garton	2003 2002 2001	151,020 0 254,139

Ris	2003 2002 2001	120,816 0 231,024

Ford	2003 2002 2001	120,816 0 194,967

Joyner	2003 2002 2001	120,816 0 175,591

Carty	2003 2002 2001	374,580 0 693,108

Campbell	2003 2002 2001	0 0 N/A

  (7)
  The following table sets forth information concerning all other compensation:

All Other Compensation
Name	Year	Insurance Premiums ($)(A)	Contractual Payments ($)(B)	Vacation ($)(C)	Retirement Contributions ($)(D)	Total ($)

Arpey	2003 2002 2001	0 0 4,171	0 0 0	0 0 0	0 0 0	0 0 4,171

Garton	2003 2002 2001	0 0 8,391	0 0 0	0 0 0	0 0 0	0 0 8,391

Ris	2003 2002 2001	0 0 10,194	0 0 0	0 0 0	0 0 0	0 0 10,194

Ford	2003 2002 2001	0 0 9,000	0 0 262,500	0 0 0	23,100 23,100 0	23,100 23,100 271,500

Joyner	2003 2002 2001	0 0 5,086	0 0 0	0 0 0	0 0 0	0 0 5,086

Carty	2003 2002 2001	0 0 3,340	0 0 0	127,440 0 0	0 0 0	127,440 0 3,340

Campbell	2003 2002 2001	0 0 N/A	0 0 N/A	36,185 0 N/A	0 0 0	36,185 0 N/A

    (A)
    In the first half of 2002 the split-dollar life insurance program was eliminated. For 2001, the amounts shown represent the full amount of premiums paid under this insurance program.

    (B)
    Represents payments made in 2001 pursuant to Mr. Ford's employment agreement. As noted earlier, this agreement was used to recruit Mr. Ford in early 2000. The agreement has since expired.

    (C)
    Represents payments for accrued vacation to Mr. Carty upon his retirement, and to Mr. Campbell upon his resignation.

    (D)
    Represents the Company's contributions (in 2002 and 2003) on behalf of Mr. Ford to the SuperSaver Plus defined contribution plan. As explained later in this document (see page 25), Mr. Ford does not participate in American's defined benefit retirement plan.

Stock Options Granted

        The following table contains information about stock options granted during 2003 by the Corporation to the proxy officers. The value of options granted in 2003 (as shown in the table) are calculated under a Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the difference by which the market price (NYSE) of the Corporation's common stock on the date of exercise exceeds the exercise price. There is no assurance that the values reflected in this table will actually be realized.

Options/SARs Granted in Last Fiscal Year
Individual Grants
Name	Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year(%)(1)	Exercise or Base Price Per Share($)(2)	Expiration Date	Hypothetical Present Value at Date of Grant($)(3)

Arpey (4)	0	0.0%	N/A	N/A	0

Garton	84,000	10.8%	10.68	7/21/2013	426,720

Ris	64,000	8.2%	10.68	7/21/2013	325,120

Ford	64,000	8.2%	10.68	7/21/2013	325,120

Joyner	64,000	8.2%	10.68	7/21/2013	325,120

Carty (5)	0	0.0%	N/A	N/A	0

Campbell (6)	84,000	10.8%	10.68	7/21/2013	426,720

(1)
In April 2003 stock option grants were made to employees of American under the Employee Stock Incentive Plan, a broad based stock plan (the "April Grant"). The grants were part of the voluntary restructuring process. No stock option grants were made to any of the named executive officers under the April Grant.

(2)
Options have a term of ten years and have an exercise price equal to the average market price of the Corporation's common stock on July 21, 2003 (the date of grant). They become exercisable at the rate of 20% per year over a five-year period. Upon a change-in-control (as described on page 27), the vesting of the options will be accelerated and all options will become immediately exercisable.

(3)
The Black-Scholes model used to calculate the hypothetical values of options at the date of grant considers a number of factors to estimate the option's present value. These factors include: (i) the stock's volatility prior to the grant date; (ii) the exercise period of the option; (iii) interest rates; and (iv) the stock's expected dividend yield. The assumptions used in the valuation of the options were: stock price volatility—55%; exercise period—4.5 years; interest rate—2.9%; and dividend yield—0.0%.

(4)
Mr. Arpey voluntarily declined a stock option grant when he was promoted in April 2003 and at the time of the annual grants in July 2003.

(5)
Mr. Carty did not receive a stock option grant in 2003 since he had retired as of the date of grant.

(6)
Upon Mr. Campbell's resignation, these options, as well as all other options previously granted to him, were forfeited.

Stock Option Exercises and December 31, 2003 Stock Option Value

        The following table contains information about stock options exercised during 2003 by the proxy officers and the number and value of unexercised in-the-money options held at December 31, 2003. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price (NYSE) of the Corporation's common stock on the date of exercise exceeds the exercise price.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at FY-End(#)	Value of Unexercised In-the-Money Options/SARs at FY-End($)(1)
	Shares Acquired on Exercise(#)
		Value Realized($)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable

Arpey	0	0	421,802 / 316,428	13,794 / 0
Garton	0	0	392,322 / 320,428	0 / 190,680
Ris	0	0	157,533 / 173,458	0 / 145,280
Ford	0	0	62,400 / 163,600	0 / 145,280
Joyner	0	0	148,620 / 197,695	0 / 145,280
Carty	0	0	1,985,372 / 862,100	45,143 / 0
Campbell (2)	7,200	6,234	0 / 0	0 / 0

(1)
These amounts are based on the closing price of AMR common stock of $12.95 on the NYSE on December 31, 2003. As of the date of this proxy statement, nearly all of the options have no in-the-money value.

(2)
Mr. Campbell exercised these options immediately prior to his resignation.

Long Term Incentive Plan Awards

        The following table contains information concerning long term awards. Performance Units were granted under the terms of the 2003/2005 Unit Plan. A distribution under the 2003/2005 Unit Plan will be made, if at all, depending upon the Corporation's total shareholder return ranking relative to its competitors during the three-year measurement period from January 1, 2003 through December 31, 2005 (inclusive). Further information regarding Performance Units and the 2003/2005 Unit Plan can be found in the Compensation Committee Report (see pages 31 to 35).

Long Term Incentive Plan Awards in Last Fiscal Year
				Estimated Future Payouts Under Non-Stock Price Based Plans
			Performance or Other Period Until Maturation or Payout
	Number of Shares, Units or Other Rights(#)
Name				Threshold(#)	Target(#)	Maximum(#)

Arpey (1)	0	Performance Units	N/A	0	0	0

Garton	44,000	Performance Units	12/31/2005	0	44,000	77,000

Ris	36,000	Performance Units	12/31/2005	0	36,000	63,000

Ford	36,000	Performance Units	12/31/2005	0	36,000	63,000

Joyner	36,000	Performance Units	12/31/2005	0	36,000	63,000

Carty (2)	0	Performance Units	N/A	0	0	0

Campbell (3)	44,000	Performance Units	12/31/2005	0	44,000	77,000

(1)
Mr. Arpey voluntarily declined an award of Performance Units under the 2003/2005 Unit Plan.

(2)
Mr. Carty did not receive in award in 2003 since he had retired as of the date of grant.

(3)
Upon Mr. Campbell's resignation, these Performance Units were forfeited.

Pension Plan

        American's basic pension program for management personnel consists of a defined benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code ("Code"). Officers of American are eligible for additional retirement benefits, to be paid by American under the Supplemental Executive Retirement Plan. There is also a defined contribution plan (called "SuperSaver Plus") that includes a match by American. None of the proxy officers participate in SuperSaver Plus; except for Mr. Ford, who does not participate in the defined benefit retirement plan. The Supplemental Executive Retirement Plan provides pension benefits (calculated upon the basis of final average base salary, incentive compensation payments and performance returns as reflected in the Summary Compensation Table) to which officers of American would be entitled, but for the limit of $160,000 on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under American's basic pension program ($200,000 for 2003).

            The following table shows typical annual benefits payable under the basic pension program and the Supplemental Executive Retirement Plan, as a straight-life annuity, based upon retirement in 2003 at age 65, to persons in specified remuneration and credited years-of-service classifications. The table also incorporates an off-set for the receipt of social security benefits.

Pension Plan Table

	Annual Retirement Benefits
Final Average Earnings	Credited Years of Service
	15	20	25	30	35

$400,000	$105,027	$143,478	$181,930	$220,381	$259,348
600,000	165,027	223,478	281,930	340,381	399,348
800,000	225,027	303,478	381,930	460,381	539,348
1,000,000	285,027	383,478	481,930	580,381	679,348
1,200,000	345,027	463,478	581,930	700,381	819,348
1,400,000	405,027	543,478	681,930	820,381	959,348
1,600,000	465,027	623,478	781,930	940,381	1,099,348
1,800,000	525,027	703,478	881,930	1,060,381	1,239,348

            As of December 31, 2003, the proxy officers had the following credited years of service (which includes any additional credited years of service awarded): Mr. Arpey—20.3; Mr. Garton—16.3; Mr. Ris—13.1; Mr. Joyner—22.8. Credited years of service are not applicable for Mr. Ford since he participates in SuperSaver Plus (a defined contribution plan). At the time of his retirement, Mr. Carty had accrued 32.0 years of credited service. At the time of his resignation, Mr. Campbell had accrued 12.5 years of credited service.

CORPORATE PERFORMANCE

            The following graph compares the yearly change in the Corporation's cumulative total return on its common stock with the cumulative total return on the published Standard & Poor's 500 Stock Index, the cumulative total return on an index of airlines published by Standard & Poor's, an index comprised of nine major airlines and an airline index published by the American Stock Exchange, in each case over the preceding five-year period. The Corporation believes that while total stockholder return is an indicator of corporate performance, it is subject to the vagaries of the market.

*	Defined as stock price appreciation plus dividends paid assuming reinvestment of dividends.
**	Standard & Poor's Airline Index includes Delta Air Lines and Southwest Airlines. It formerly included US Airways and American Airlines.
***
Nine Major Airlines is an index of American Airlines, Alaska Air, America West, Continental Airlines, Delta Air Lines, Northwest Airlines, Southwest Airlines, US Airways and United Airlines weighted by market capitalization. US Airways and United Airlines declared bankruptcy in 2002. The stock performance of these two carriers is included in the 2002 returns, but excluded for 2003.
****
AMEX Airline Index includes KLM Royal Dutch Airlines, American Airlines, SkyWest Inc., JetBlue Airways, ExpressJet, Southwest Airlines, Alaska Air, Northwest Airlines, Delta Air Lines and Continental Airlines.

OTHER MATTERS INVOLVING EXECUTIVE OFFICERS

Executive Termination Benefits Agreements

        The Corporation has executive termination benefits agreements (the "Agreements") with 12 senior officers of American, including all of the named executive officers. Since 1987, the Corporation's practice has been to have such Agreements with the senior officers of American.

            The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement: (i) within two years following a change-in-control of the Corporation, if the individual's employment with the Corporation is terminated other than for cause or if the individual terminates his or her employment with "good reason"; or (ii) within the 30 day period immediately following the first anniversary of a change-in-control of the Corporation, if the individual terminates his or her employment with the Corporation. Any termination of an individual (other than for cause) that occurs not more than 180 days prior to a change-in-control and following the commencement of any discussions with a third party that ultimately results in a change-in-control will be deemed to be a termination of an individual after a change-in-control. If the individual's employment is terminated for cause or as a consequence of death or disability, the Agreement is not triggered. Under the terms of the Agreements, a change-in-control of the Corporation is deemed to occur: (i) if a third party acquires a certain percentage of the Corporation's common stock (other than a third party who has made such an acquisition for reasons other than seeking control); (ii) if the individuals who, as of the date of the Agreements, constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof (provided that directors subsequent to the date of the Agreements whose election or nomination was approved by a majority of the incumbent board will be considered as if such members were members of the incumbent board); (iii) upon the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of the assets of another corporation unless (a) more than 60% of the Corporation's voting stock remains in the hands of the same stockholders, (b) no person owns more than 15% of the common stock of the surviving corporation and (c) at least a majority of the members of the Board following the transaction are the same as the members of the Board who approved the transaction; or (iv) upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

            The Agreements provide that upon such termination the individual will receive: three times the sum of (i) the individual's annual base salary and (ii) the annual award paid under American's Incentive Compensation Plan, as well as certain other miscellaneous benefits. In addition, upon a change-in-control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest at target award levels and all stock options will become immediately exercisable). Finally, the individual will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

            In December 2003, the Corporation received a shareholder proposal from Joan Donner with John Chevedden acting as her proxy (the "Donner/Chevedden Proposal"). (See the Donner/Chevedden Proposal on page 39). The Donner/Chevedden Proposal relates to these Agreements. It seeks to require that any future Agreement be subject to shareholder approval. As defined in the Donner/Chevedden proposal, the requirement for shareholder approval is necessary only for future change-in-control agreements (or amendments to existing agreements) that would result in payments exceeding 200% of the sum of an executive's base salary plus bonus. The Board of Directors has determined that it will adopt this proposal. The shareholder approval requirement for future Agreements will be effective on the date of the 2004 annual meeting of shareholders.

AUDIT COMMITTEE REPORT

Meeting, Independence of Members, Charter, Meetings with Management and the Independent Auditors

        During fiscal year 2003, the Audit Committee met nine times, inclusive of meetings via telephone conference call. The Audit Committee reviewed, among other things, the quality and integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors Ernst & Young, the performance of the Company's internal audit function, the performance of the independent auditors and other significant financial matters.

            Each member of the Audit Committee satisfies the definition of "independent director" as established in the NYSE corporate governance listing standards. Also, each member of the Committee fulfills the independence standard established under the Board's Governance Policies. Likewise, each member of the Audit Committee has been determined to be financially literate and to have financial management expertise, as those terms have been defined by the Board. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, John W. Bachmann has been identified as the Audit Committee's "Financial Expert".

            The Audit Committee has had a written charter since May 2000. This charter was last amended in September, 2003, and the charter, as so amended, is attached to this proxy statement as Appendix A and is also available on the Corporation's Investor Relations website located at http://www.amrcorp.com/investorhome.htm under the "Corporate Governance" section.

            Throughout 2003 the Committee met with, and held discussions with, the Company's management as well as Ernst & Young. Some of the discussions between the Committee and Ernst & Young were in private with no members of the Company's management present. Similarly, at several times during 2003, the Committee met in private with the Company's General Auditor, with no other members of the Company's management present. Among other things, during these meetings the Committee reviewed and discussed the Company's audited consolidated financial statements and discussed such statements with management and Ernst & Young. The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

            The Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with Ernst & Young the firm's independence from the Company.

            In reliance upon the reviews and discussions noted above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 10-K"). The 2003 10-K was filed with the Securities and Exchange Commission on February 27, 2004. Subject to stockholder approval at the 2004 annual meeting, the Committee has also selected Ernst & Young as the Corporation's independent auditors for the 2004 fiscal year (see Proposal 2 on page 36).

Fees Paid to Ernst & Young LLP

        The following table sets forth the aggregate fees paid to Ernst & Young for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2002 and 2003 and for other services rendered during fiscal years 2002 and 2003 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

	(amounts in thousands)
	2003	2002
Audit Fees	$2,077	$2,293
Audit-Related Fees	1,230	636
Tax Fees	333	500
All Other Fees	32	40

Total Fees	$3,672	$3,469

            Audit Fees:    Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements, for the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

            Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

            Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

            All Other Fees:    Consists of fees for all other services other than those reported above. In 2002 and 2003, the services in this category consisted of individual income tax planning and preparation for certain officers. These services have been discontinued as of December 31, 2003. The Company's intent is to minimize such other services in this category in the future.

            In selecting Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2004, the Audit Committee has considered whether services other than audit and audit-related provided by Ernst & Young are compatible with maintaining the firm's independence.

Audit Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Committee at its first meeting after the pre-approval was obtained.

            Ernst & Young has informed the Audit Committee and the Company that there were services provided by the firm for the Company that were not pre-approved in 2003. The service in question related to the preparation of a value added tax return for one of the Company's small foreign offices. The fees for the services were minimal, approximating $1,500 or .4% of Ernst & Young's tax fees to the Company for 2003. Upon being informed of the service and the fee, the Audit Committee approved both.

Audit Committee of AMR:

John W. Bachmann, Chairman
Ann McLaughlin Korologos
Joe M. Rodgers
Roger T. Staubach

COMPENSATION COMMITTEE REPORT

Overall Policy

Compensation Philosophy

            The objectives of the Corporation's compensation policies are: (a) to attract and retain the best possible talent; (b) to align management performance with the Corporation's long term strategic goals; (c) to link management and stockholder interests through equity based compensation; (d) to link management and employee interests through incentive based compensation; and (e) to provide compensation that appropriately links individual compensation decisions to corporate and individual performance. With these objectives in mind, the Corporation has developed an overall compensation strategy that bases a very large portion of management compensation on the Corporation's financial success. This "at risk" compensation is achieved primarily through (y) grants of stock based compensation to management and (z) management's participation in cash based plans that are driven by financial, operational and shareholder return performance measures.

            The Compensation Committee (the "Compensation Committee" or the "Committee") is composed entirely of independent members of the Board of Directors. No member of the Committee is a current or former employee or officer of the Corporation or any of its affiliates. The Committee meets regularly throughout the year to review general compensation issues and determines the compensation of all of the officers of American (five of whom are also officers of the Corporation). The Committee utilizes the advice of independent external consultants to ensure management compensation is competitive and reasonable.

            Once a year, generally in July, the Compensation Committee conducts a comprehensive review of the Corporation's executive compensation program (the "Compensation Review"). The Compensation Review includes (a) an internal report evaluating executive compensation throughout the Corporation to ensure consistency and program effectiveness and (b) a comprehensive report from Hewitt Associates LLC ("Hewitt", an independent compensation consultant retained separately by the Committee) evaluating the competitiveness of executive compensation at the Corporation relative to other major airlines and public corporations employing similar executive talent, (the "Comparator Group"). The Committee regularly reviews data on the competitive marketplace, comparing total compensation and each element thereof at the Corporation with compensation opportunities at comparable positions at other companies. The Committee's policy is to establish compensation ranges that are approximately at the median of those found at a comparator group made up of Fortune 500 companies across industries with whom the Corporation competes for executive talent.

            An executive's compensation has the following components: (a) base salary; (b) incentive compensation (a one year performance-based bonus component); (c) stock options; (d) performance units (a three year performance-based component); and in certain instances, (e) deferred stock awards (a tenure based component); and Career Equity Shares (a retirement based component).

            The Committee believes that it is important for the compensation paid to the Corporation's executive officers to be tax deductible under Section 162(m) of the Internal Revenue Code, provided maximizing deductibility is reasonable and consistent with the Corporation's strategies and goals. The Committee believes that compensation paid to the named executive officers in 2003 will be fully deductible for federal income tax purposes.

Current challenges

            In light of the economic difficulties facing the Corporation, retention challenges are increasing because (a) bonuses under the Corporation's incentive compensation plan have not been paid since the 2000 incentive compensation plan and (b) nearly all stock options previously granted to the officers and other key employees have no in-the-money value. Since management compensation is so closely tied to the Corporation's financial performance, these economic difficulties have resulted in a drastic decrease in the overall compensation for the Corporation's key management talent.

Discussion

        The following discussion relates to current executive officers, including Messrs. Arpey, Garton, Ris, Ford and Joyner (the "named executive officers"). Compensation for Mr. Carty (who retired in 2003) and for Mr. Campbell (who resigned in December 2003 for another opportunity) is discussed separately under Other Matters at the end of the report.

(a) Base Salary

            There were no increases in the base salaries of any of the named executive officers in 2003. To the contrary, effective April 1, 2003, the salaries for the named executive officers were decreased. The salary decreases were as follows: Arpey, 14%; Garton, 14%; Ris, 13%; Ford, 13%; and Joyner, 13%. These salary reductions are reflected in the Summary Compensation Table. Upon his election as President and Chief Executive Officer in April 2003, Mr. Arpey voluntarily declined any salary increase. The Committee commends Mr. Arpey for this action.

            The Committee reviews officers' base salaries, including those of the named executive officers, during the Compensation Review. The Committee makes adjustments, if any, to these salaries based on the market data and its subjective evaluation of the performance of the Corporation and the individual.

(b) Incentive Compensation Plan

            There were no bonus payments made under the 2003 Plan (including any payment to any of the named executive officers) inasmuch as several of the performance criteria (set forth below) were not achieved (e.g., a defined level of net income). Likewise in 2002 and 2001, no bonus payments were made under the incentive compensation plans for those years. The last time bonus payments were made under an incentive compensation plan to the officers of the Corporation or American (including the named executive officers) was for the 2000 plan.

            American's 2003 incentive compensation plan (the "2003 Plan") conditioned the payment of awards on several factors. Among these factors were the following: (a) a defined level of net income; (b) a defined level of operational performance; and (c) a defined level of achievement in employee survey results. Moreover, even if the foregoing factors were achieved the 2003 Plan was further conditioned upon a distribution under the following plans: (y) the variable compensation plan for pilots and (z) American's general profit sharing plan for eligible employees.

            American's incentive compensation plan is approved annually by the Committee in conjunction with the incentive compensation plans of the Corporation's other subsidiaries. This approval occurs during the first quarter of the Corporation's fiscal year.

(c) Stock Based Compensation

            Stock based compensation is used to align the interests of the officers and the Corporation's stockholders over the long term. The Committee has used stock options (which vest over five years) and performance shares/units (a three year performance-based plan) as the primary components of stock based compensation awarded to the executives of the Corporation (including the named executive officers).

            Prior to 2003, for the Corporation's senior officers, stock options comprised (on average) 70% of the value of stock based compensation and performance shares comprised (on average) 30% of the value of stock based compensation. In 2003, the Committee decided to re-align the allocation between stock options and performance shares. For 2003, the value of stock based compensation for senior officers was reallocated as follows: (a) 60% for stock options and (b) 40% for performance units (discussed below). The Committee made this reallocation to conserve shares allocated to the shareholder approved LTIP.

            Under the LTIP, stock based compensation (which may include stock options, restricted stock, deferred stock and other stock based awards) may be granted to officers and key employees of the Corporation and its affiliates.

Stock Options

            As of the date of this proxy statement, the exercise price of nearly all the options granted to the named executive officers in years prior to 2003 exceeds the market price of the Corporation's common stock as quoted on the New York Stock Exchange, i.e., the stock options have no in-the-money value.

            In April 2003 upon his promotion, Mr. Arpey voluntarily declined a promotional stock option grant. Likewise, in July 2003, he voluntarily declined an annual stock option grant.

            Stock options are issued to key employees and officers of American and the Corporation's other subsidiaries and are options to purchase the common stock of the Corporation. For the officers of the Corporation and American (including the named executive officers), stock option grants are generally made in July, are exercisable for ten years from the date of grant, have an exercise price equal to the average market price of the Corporation's common stock on the date of grant and vest in 20% increments over five years. The LTIP does not allow stock options to be priced below the fair market value of the Corporation's common stock on the date of grant. This structure provides an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years.

            The Committee determines the number of options granted based upon a subjective evaluation of the executive with respect to four factors: (a) individual performance; (b) where applicable, the executive's ability to perform multiple functions; (c) the executive's retention value to the Corporation; and, (d) the executive's compensation relative to the compensation of similarly situated executives at the Comparator Group. The number of stock options awarded, if any, depends upon the executive's evaluation with respect to these factors.1 The Committee generally does not take into account the number of stock options awarded in previous years.

1    See the Summary Compensation Table on page 18 for information regarding the number of stock options awarded to the named executive officers in 2003.

            For the named executive officers (other than Mr. Arpey), the number of stock options granted in July 2003 was based upon the Committee's subjective evaluation of the executive relative to the factors outlined in the immediately preceding paragraph.

Performance Shares/Units

            Performance shares are granted to officers and key employees of American and the Corporation's other subsidiaries, are issued pursuant to the LTIP, and are contingent upon the achievement of certain performance criteria. A distribution under the 2001/2003 Plan was contingent upon the Corporation's attainment of a relative total shareholder return ("TSR") objective over the three-year performance period, compared to American's principal competitors. During the three-year performance period (2001 - 2003) the Corporation achieved a relative TSR rank that triggered a distribution of 100% of the targeted number of shares. The economic difficulties impacting the Corporation's stock price have reduced the anticipated value of the distribution (measured at the date of grant) by 62%. The distribution from the 2001/2003 Plan occurred in April 2004. See the Summary Compensation Table on page 18 for information relating to distributions to the named executive officers and Mr. Carty.

            In 2003 the Committee determined that in lieu of performance shares it would award Performance Units and adopted the 2003/2005 Performance Unit Plan (the "2003/2005 Unit Plan"). Performance Units are identical to performance shares (which are awards of deferred stock and which have been used in prior years) except that payment under the unit plan is in cash, not shares. The Committee elected to use a unit plan in order to conserve shares allocated under the LTIP and to avoid dilution of the Corporation's common stock base. As with the performance share plan, a distribution under the 2003/2005 Unit Plan is contingent upon the Corporation's achieving certain levels of TSR relative to certain competitors of American during the three years (2003 - 2005) (the competitors (collectively referred to as the "Competing Airlines") are Continental Airlines, Delta Air Lines, Northwest Airlines, Southwest Airlines and United Air Lines). Under the 2003/2005 Unit Plan, no distribution will be made if the Corporation's TSR ranking is last among the Competing Airlines. Thereafter, the distribution under the 2003/2005 Unit Plan will vary according to the following schedule, where "Rank" is the Corporation's TSR ranking among the Competing Airlines and "Payment" is the percentage of target performance units granted:

Rank	Payment
#6	0%
#5	50%
#4	75%
#3	100%
#2	135%
#1	175%

            In July 2003, Mr. Arpey voluntarily declined an award of Performance Units under the 2003/2005 Unit Plan.

            For the 2003/2005 Unit Plan, the Committee determined the number of Performance Units to grant to the named executive officers (other than Mr. Arpey), based upon a subjective evaluation of the executive with respect to four factors: (a) individual performance; (b) where applicable, the executive's ability to perform multiple functions; (c) the executive's retention value to the Corporation; and, (d) the executive's compensation relative to the compensation of similarly situated executives at the Comparator Group.

Deferred Shares

            Upon his promotion in April 2003, Mr. Arpey voluntarily declined a grant of shares under the Deferred Share Plan. No awards under the Deferred Share Plan were made to any of the other named executive officers in 2003.

            Deferred shares are grants of the Corporation's common stock that vest in equal installments on the third, fourth and fifth anniversary of the grant date (the "Deferred Share Plan"). In order to receive the award the recipient must be employed by the Corporation or one of its subsidiaries on the day the award vests (with pro-rata vesting in the case of death, disability, retirement or termination not for cause). Grants are generally made under the Deferred Share Plan (a) upon an individual's initial election as an officer of American and (b) when the Committee believes that such an award will help retain the executive's continued services.

Career Equity Shares

            No awards under the Career Equity Program were made to any of the named executive officers in 2003.

            Career Equity Shares are deferred share grants of the Corporation's common stock that vest at age 60. There is pro-rata vesting in the event of death, disability, termination not for cause, or early retirement. In order to receive the shares the recipient must be employed by the Corporation (or one of its subsidiaries) at the age of 60.

Other Matters

Mr. Carty

            In April 2003, Mr. Carty announced his resignation as Chairman and Chief Executive Officer of the Corporation and as a director of the Corporation and subsequently retired. Upon his retirement, Mr. Carty received no severance payment from the Corporation. Mr. Carty did, however, receive: (a) a payment for accrued vacation; (b) a pro-rata distribution of Career Equity Shares (deferred stock) granted to him during the period 1988 - 1993, inclusive; and, (c) a lump-sum payment under the terms and conditions of the Supplemental Executive Retirement Plan. These payments and distributions were contractual obligations of the Corporation and owed to Mr. Carty upon his retirement from the Corporation. In 2004, Mr. Carty received a pro-rata distribution of performance shares from the 2001/2003 Plan (see the Summary Compensation Table on page 18).

Mr. Campbell

            Mr. Campbell (formerly the Corporation's Senior Vice President and Chief Financial Officer) resigned in December 2003. In July 2003, Mr. Campbell's base salary was increased and he was awarded a grant under the Deferred Share Plan in an effort to retain his services. Despite these efforts, Mr. Campbell resigned on December 16, 2003, for a more lucrative opportunity outside the airline industry. Upon his departure from the Corporation, he forfeited all previously granted: (a) stock options outstanding on the day of his departure; (b) performance units under the 2003/2005 Unit Plan; and, (c) deferred shares granted under the Career Equity Program, the Deferred Share Plan, the 2001/2003 Plan and the performance share plan for 2002/2004.

Compensation Committee of AMR:

Michael A. Miles, Chairman
Armando M. Codina
Philip J. Purcell
Joe M. Rodgers
Judith Rodin, Ph.D.

PROPOSAL 2—SELECTION OF AUDITORS

            The Corporation's Audit Committee has selected Ernst & Young LLP to serve as the Corporation's independent auditors for the year ending December 31, 2004. The stockholders will be requested to ratify the Audit Committee's selection. Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

Vote Required for Approval

            A majority of votes cast is necessary for approval of the Audit Committee's selection of independent auditors. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee.

The Board of Directors recommends a vote FOR approval of this proposal.

PROPOSAL 3—STOCKHOLDER PROPOSAL

            Mrs. Evelyn Y. Davis, The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of stock, has given notice that she will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

Resolved: That the stockholders of AMR assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

(a)
The handing of contribution cards of a single political party to an employee by a supervisor.

(b)
Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

(c)
Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

(d)
Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

(e)
Placing a preponderance of contribution cards of one party at mail station locations.

***

Supporting Statement: The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) Daily News has condemned partisan solicitation for political purposes by managers in a local company (not AMR). And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report. Last year the owners of approximately 6.3% of shares voting, voted FOR my similar proposal.

If you agree, please mark your proxy FOR this resolution.

Response of the Board of Directors to this proposal.

            The Board of Directors recommends a vote against this proposal. The Corporation's own policies and procedures, in conjunction with federal and state regulations, adequately address the issues raised by Mrs. Davis. Inasmuch as the Corporation does not engage in, and has never engaged in, any of the practices set forth in the proposal, adoption of the proposal would not result in any appreciable benefit to the Corporation, its employees or its stockholders.

            The Corporation does not endorse or engage in activities that would coerce its employees to make political contributions. Indeed, the Corporation has a strong record of supporting the political process in a bipartisan manner. Moreover, the Corporation's employees are encouraged to exercise their responsibilities as citizens and to vote and be involved in the political process.

            The Corporation does sponsor a political action committee (the American Airlines Political Action Committee, the "AAPAC") whose funds are supplied by voluntary contributions from employees. The AAPAC provides a means for employees to support candidates for public office whose views are consistent with the Corporation's long-term legislative and regulatory objectives.

            The Corporation has adopted policies and procedures to ensure that contributions to the AAPAC are strictly voluntary. Contributions may not be solicited or secured through the use of job discrimination or financial reprisal, or the threat thereof, or as a condition of employment. The AAPAC is not affiliated with any political party or with any specific candidate for election.

            Finally, the proposal's requirement that the Corporation state on a quarterly basis that it doesn't engage in the listed practices would be administratively burdensome and unnecessary. It would also introduce a new expense at a time when the Corporation is attempting to control its costs.

            The Corporation believes that adoption of this proposal is contrary to the best interests of the Corporation and its stockholders and that the resolution is both unnecessary and administratively burdensome.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 4—STOCKHOLDER PROPOSAL

            Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, acting as proxy for Ms. Joan Donner, the beneficial owner of 300 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

Resolved: Shareholders request that our Board of Directors seek shareholder approval for future golden parachutes for senior executives. This applies to benefits exceeding 200% of the sum of the executive's base salary plus bonus. Future golden parachutes include agreements renewing, modifying or extending existing severance agreements or employment agreements with golden parachute or severance provisions.

This includes that golden parachutes not be given for a change in control or merger which is approved but not completed. Or for executives who transfer to the successor company. This proposal would include to the fullest extent each golden parachute that our Board has or will have the power to grant or modify.

Our company would have the flexibility under this proposal of seeking approval after the material terms of a golden parachute were agreed upon.

Supporting Statement: The 17 shareholder proposals voted on this topic in 2003 achieved an impressive 54% average supporting vote based on yes and no votes cast.1

1
IRRC (Investor Responsibility Research Center) Corporate Governance Bulletin, June-Sept. 2003.

A change in control can be more likely if our executives do not maximize shareholder value. Golden parachutes can allow our executives to walk away with millions even if shareholder value languishes during their tenure.

The potential magnitude of golden parachutes for executives was highlighted in the failed merger of Sprint (FON) with MCI WorldCom. Investor and media attention focused on the estimated $400 million payout to Sprint Chairman William Esrey. Almost $400 million would have come from the exercise of stock options that vested when the deal was approved by Sprint's shareholders.2

2
Source: "Parting could be sweet sorrow for Sprint CEO, if deal forces chief out, he's in for $470 million," USA Today, Oct. 5, 1999.

Another example of questionable golden parachutes is the $150 million parachute payment to Northrop Grumman executives after the merger with Lockheed Martin fell apart.3

3
The Wall Street Journal, March 26, 1998.

Independent Support for Shareholder Input on Golden Parachutes: Institutional investors recommend companies seek shareholder approval for golden parachutes. For instance the California Public Employees Retirement System (CalPERS) said, "shareholder proposals requesting submission of golden parachutes to shareholder vote will always be supported." Also, the Council of Institutional Investors generally supports shareholder approval of golden parachutes.4

4
Council of Institutional Investors Corporate Governance Policies, updated September 4, 2003. Note: this is a general recommendation. The Council has not specifically endorsed this proposal.

Shareholder input regarding golden parachutes: yes on Proposal 4.

***

Response of the Board of Directors to this proposal.

            As indicated on page 27 of this proxy statement, the Board has agreed to implement this proposal. Thus, the Board of Directors considers this matter to be moot and believes the adoption of this proposal is unnecessary.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

            If any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

            From time to time, stockholders submit proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. Proposals for inclusion in the 2005 proxy statement must be received by the Corporation no later than December 27, 2004. Any such proposal, as well as any related questions, should be directed to the Corporate Secretary of the Corporation (see address below).

            The Corporation's Bylaws provide that any stockholder wishing to bring any other item (other than proposals intended to be included in the proxy materials and nominations for directors) before an annual meeting must notify the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the meeting. For the Corporation's year 2005 annual meeting such notice must be received between February 18, 2005 and March 18, 2005. Such notice shall be in writing and shall set forth the item proposed to be brought before the meeting, shall identify the stockholder and shall disclose the stockholder's interest in the proposed item.

            Under the Corporation's Bylaws, nominations for director, other than those made by or at the direction of the Board of Directors, must be made by timely written notice to the Corporate Secretary of the Corporation setting forth as to each nominee the information required to be included in a proxy statement under the proxy rules of the Securities and Exchange Commission and including evidence of such nominee's consent to serve. Such notice must be received not less than 120 calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. For the Corporation's year 2005 annual meeting, the Corporation must receive such notice prior to December 23, 2004.

            The Nominating/Corporate Governance Committee has adopted a policy whereby it will consider qualified candidates for director suggested by our shareholders. Shareholders can suggest qualified candidates for director by writing to the Corporate Secretary at P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616. Submissions that are received whose candidates meet the criteria for director nominees as approved by the Board will be forwarded to the Chairman of that Committee for further review and consideration. The criteria for director nominees are available on the Corporation's Investor Relations website located at http://www.amrcorp.com/investorhome.htm under the "Corporate Governance" section.

            In certain sections of this document references are made to documents that may be found at the Corporation's website, http://www.amrcorp.com/investorhome.htm. Summaries of such documents are sometimes provided. To the extent that there is a discrepancy between a summary and the corresponding document found on the website, the latter will control.

                      By Order of the Board of Directors,

                      Charles D. MarLett
                       Corporate Secretary

April 23, 2004

APPENDIX A

Charter of the Audit Committee
of the Board of Directors of
AMR Corporation

APPENDIX A

Charter of the Audit Committee
of the Board of Directors of
AMR Corporation

A.
Purpose and Organization.

1.
The Board of Directors (sometimes referred to as the "Board") of AMR Corporation (the "Company") has established the Audit Committee (the "Committee") as a standing committee of the Board.

2.
The Board of Directors will appoint the members of the Committee on an annual basis and may, at any time, fill a vacancy on the Committee. There will be a minimum of three members of the Committee. By a vote of a majority of the Board, a Committee member may be removed. A quorum of the Committee will consist of at least 50% of the members of the Committee. Each member of the Committee will be a member of the Board. Likewise, each member of the Committee will meet the independence requirements as may be established from time to time by the Board of Directors, the New York Stock Exchange, the Securities and Exchange Commission and such other regulatory agencies as may, from time to time, have authority over the activities of the Committee. No member of the Committee may be an employee of the Company. A member of the Committee must have the approval of the Board to serve on the audit committee of more than three public companies (inclusive of the Committee).

3.
In addition to the requirements of paragraph A.2, each member of the Committee will be financially literate as the Board in its business judgment defines such term. At least one member of the Committee will possess financial management expertise as the Board in its business judgment defines such term. Further, it is the intent of the Board that at least one member of the Committee will be a financial expert as such term is defined under Section 407 of the Sarbanes-Oxley Act of 2002.

4.
The Board will appoint a Chairman of the Committee annually. If the Chairman of the Committee is absent from a meeting, the Committee may, by a majority vote of those members present, designate one of its members to serve as acting Chairman for the meeting.

5.
The Chairman of the Committee will determine the time and place of each Committee meeting. It is anticipated that the Committee will meet at least four times per year. Meetings of the Committee may be conducted by telephone conference. The Committee may also act by a unanimous written consent of its members without a meeting.

6.
The Chairman of the Committee will establish an agenda for each Committee meeting. The agenda and materials relating thereto will be sent to the other Committee members in advance of each meeting. The Corporate Secretary of the Company will be responsible for recording the minutes of each meeting (unless circumstances dictate that the Corporate Secretary should be excused from the meeting) and will circulate the minutes to all members of the Committee. The minutes will be approved at the next subsequent meeting of the Committee.

7.
The Chairman of the Committee will make periodic reports to the Board of Directors as to the activities of the Committee.

  8.
  The Committee will review annually this Charter. Any changes to this Charter will be first referred to the Nominating / Corporate Governance Committee for review. Thereafter, the Board of Directors will approve any proposed changes to this Charter. Once each year the Committee will conduct an evaluation of its performance and report its conclusions and any recommendations to the Board.

B.
Role.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The Committee will assist the Board in overseeing:

  1.
  The integrity of the Company's financial statements;

  2.
  The Company's compliance with legal and regulatory requirements;

  3.
  The independent auditor's qualifications and independence; and

  4.
  The performance of the Company's independent auditor and its internal audit function.

  5.
  In addition, the Committee will prepare the Committee's report that is to be included in the Company's proxy statement.

C.
Responsibilities.

The following will be the principal responsibilities of the Committee. It is understood that these matters are set forth as a guide and may be varied from time to time as appropriate under the circumstances. It is anticipated that the Audit Committee will accomplish its responsibilities by meeting separately and periodically with management, the internal auditors (including the General Auditor) and the independent auditor. Moreover, as determined by the Committee and in its discretion, the Committee will meet with the Company's Chief Financial Officer and/or General Counsel.

  1.
  The audit, non-audit services and fees

  a.
  Review annually with the independent auditor and the financial management staff of the Company the scope and general extent of the proposed audit.

  b.
  Review and approve the proposed engagement letter for the annual audit with the independent auditor including the proposed scope and fees for the audit.

  c.
  Review the results of the audit for each fiscal year of the Company with the independent auditor, the Chief Executive Officer, the Chief Financial Officer and other representatives of the Company. This review should cover and include, among other things, the audit report, the published financial statements, the Company's disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations," and the "Management Letter Recommendations" prepared by the independent auditors, other pertinent reports and the matters to be discussed by SAS No. 61. The Committee will review with the independent auditors any audit problems or difficulties and management's response. Based upon this review, the Committee will recommend to the Board whether the audited financial statements should be included in the annual report on Form 10-K.

  d.
  Approve in advance all audit engagement fees and the terms for all audit services to be provided by the independent auditor. The approval by the Committee of the engagement letter (see above) shall serve as the Committee's approval of the audit services within the scope of the engagement letter.

    e.
    Approve in advance the retention of the independent auditor for non-audit services and the fees to be paid for such services. The Committee may delegate the pre-approval of audit services and permitted non-audit services authority to one of the members of the Committee, provided that the decisions to grant pre-approval shall be presented to the full Committee at its next scheduled meeting after the pre-approval occurs. The Company shall provide appropriate funding, as determined by the Committee, for the payment of compensation to the independent auditor.

  2.
  Relationship with independent auditor

  a.
  Review annually the selection, retention or termination of the independent auditor, subject to ratification of such selection by the Company's shareholders. It being understood that the independent auditor is ultimately accountable to, and shall report to, the Committee. Paragraph D.2 of this Charter relates to the funding for the payment of the independent auditor's fees.

  b.
  Review annually the independence of the auditor, including an analysis of all substantial professional non-audit services provided by the independent auditor and the effect, if any, on the independence of the auditor. As part of this review, the Committee will review and evaluate the lead partner from the independent auditor and will oversee the rotation of the audit engagement team as may be required by law or regulation.

  c.
  On an annual basis, obtain and review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control or peer review of the independent auditor; (iii) any material issues raised by any inquiry or investigation by governmental or professional authorities (within the preceding five years) respecting one or more independent audits performed by the independent auditor, and the steps taken to deal with such issues; and, (iv) all relationships between the independent auditor and the Company (to assess the independence of the independent auditor).

  3.
  Internal audit function and related functions

  a.
  Review the internal audit function of the Company including the proposed programs for the coming year and the coordination of such programs with the independent auditor, with particular attention to maintaining an effective balance between independent and internal auditing resources. In the course of the review, the Committee will consider the Company's policies with respect to risk assessment and risk management to ensure such policies are appropriate.

  b.
  Review the progress of the internal audit program and key findings.

  c.
  Review and discuss with management, the General Auditor and the independent auditor the adequacy and effectiveness of: (a) the Company's internal controls, including any significant deficiencies in internal controls, significant changes in internal controls reported to the Committee by the independent auditor or management, and any special steps adopted in light of material control deficiencies; and (b) the Company's disclosure controls and procedures and management reports thereon. The Committee shall also review any frauds committed by anyone with a significant role in the internal control over financial reporting with the General Auditor.

    d.
    Periodically review the Company's policies with respect to conflicts of interest and ethical conduct and recommend to the Board of Directors any changes in these policies that the Committee deems appropriate. In this regard, the Committee will establish hiring policies for employees or former employees of the independent auditor. At least annually, the Committee will review with the General Auditor a list of these individuals currently employed by the Company who have been employed in the past by the independent auditor (or its predecessor, Arthur Young & Company).

    e.
    Review annually with the Company's Chief Compliance Officer the Company's Business Ethics Program.

    f.
    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting or auditing matters.

  4.
  Accounting issues

  a.
  Review with management and the independent auditor any changes in accounting principles in the financial statements proposed by management and approved by the independent auditor.

  b.
  Review with the independent auditor any new or proposed auditing, accounting and reporting standards, and management's plan to implement the required changes.

  c.
  Receive, review and discuss reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  5.
  Periodic reviews

  a.
  Review with the Company and the independent auditor the Company's interim financial results to be included with the Company's quarterly reports on Form 10-Q including the Company's disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations," and the matters to be discussed by SAS No. 61.

  b.
  Review earnings press releases and any other financial information and earnings guidance provided to analysts and rating agencies (for purposes of this paragraph, the chair of the Committee may represent the entire Committee, as necessary).

  c.
  Review with the Company's CEO and CFO the process employed prior to their execution of the certifications for the Form 10-K and the Forms 10-Q.

D.
Access to Records/Consultants/Other items.

1.
In the performance of its responsibilities the Committee will have complete access to the records of the Company. The Committee will make requests for documentation through the office of the Corporate Secretary. The Committee may at any time meet with any employee of the Company, outside counsel to the Company, the Company's independent auditor or such other advisors to the Company as the Committee determines. The Committee will arrange for such meetings with employees, outside counsel, the independent auditor or other advisors through the office of the Corporate Secretary.

  2.
  The Committee may engage the independent auditor, outside counsel and consultants, as it deems necessary and appropriate, to implement its responsibilities under this Charter. It likewise has the authority to establish the fees and other terms relating to the retention of such auditor, outside counsel and consultants. The Board will cause the Company to allocate sufficient funds to the Committee for the payment of the fees and expenses associated with such auditor, outside counsel and consultants.

E.
Delegation.

The Committee may delegate its responsibilities under this Charter to a subcommittee comprised of one or more members of the Committee. The creation of such a subcommittee, as well as its purpose, will be reported to the Board of Directors. The Committee will also carry out such other duties that may be delegated to it by the Board.

DIRECTIONS TO THE AMERICAN AIRLINES
TRAINING & CONFERENCE CENTER

Flagship Auditorium
4501 Highway 360 South
Fort Worth, Texas 76155

North
Dallas/Fort Worth
International Airport
Texas Hwy. 183
To Fort Worth
To Dallas
FAA Road
American Airlines©
Training & Conference Center
(817) 956-1000
Trinity Blvd.
Texas Hwy. 360
Interstate Hwy. 30

From Dallas/Fort Worth International Airport:

- Take the South Exit out of the airport through the toll booths;
- Take the "West TX-183/TX-360/Ft. Worth/Arlington" exit, which bears to the right;
- Go 1/2 mile, take the exit marked "TX-360/Arlington/F.A.A. Rd.", which bears to the right;
- Go 1 mile, take the exit marked "F.A.A. Rd.";
- Continue to the three way stop, go straight through the intersection;
- Proceed 500 yards; make a right through the Main Gate;
- Follow signs for Eagle Wing, Flagship Auditorium

AMR

ANNUAL MEETING OF STOCKHOLDERS OF
AMR CORPORATION
May 19, 2004
PROXY VOTING INSTRUCTIONS
THREE WAYS TO VOTE:
As a stockholder, you can help AMR Corporation save both time and expense by voting this proxy over the Internet or by touch-tone telephone.

 INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
                                                                   -OR-
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                                                                   -OR-
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.	COMPANY NUMBER ACCOUNT NUMBER
THANK YOU FOR VOTING!
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
The Board of Directors recommends a vote FOR proposals 1 and 2; and AGAINST proposals 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:	NOMINEES:	2. Ratification of the selection of Ernst & Young LLP as independent auditors for the year 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Gerard J. Arpey
( ) John W. Bachmann
( ) David L. Boren
( ) Edward A. Brennan
( ) Armando M. Codina
( ) Earl G. Graves
( ) Ann McLaughlin Korologos
( ) Michael A. Miles
( ) Philip J. Purcell
( ) Joe M. Rodgers
( ) Judith Rodin, Ph.D.
		( ) Roger T. Staubach	3. Stockholder Proposal Relating to Political Contributions. 4. Stockholder Proposal Relating to Change-In-Control Agreements.	☐ ☐	☐ ☐	☐ ☐
This proxy, when properly signed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees; FOR proposal 2; and AGAINST proposals 3 and 4.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	If you plan to attend the Annual Meeting, please mark this box: ☐

Signature of Stockholder _________________ Date: ________ Signature of Stockholder _________________ Date: ________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  A  D  M  I  T  T  A  N  C  E
  T  I  C  K  E  T

  AMR CORPORATION
  The 2004 Annual Meeting of Stockholders will be held at 8:00 a.m., CDT, on Wednesday, May 19, 2004, at the American Airlines Training & Conference Center, Flagship Auditorium 4501 Highway 360 South, Fort Worth, Texas 76155

TO ATTEND THIS MEETING YOU MUST PRESENT THIS ADMITTANCE TICKET OR OTHER PROOF OF SHARE OWNERSHIP
Registration begins at 7:30 a.m.
NOTE: Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.

PROXY
AMR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF AMR CORPORATION

        The undersigned hereby appoints Gerard J. Arpey, Edward A. Brennan and Joe M. Rodgers, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of AMR Corporation on May 19, 2004, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you vote your shares using the Internet, vote by telephone or sign and return this card.

(Continued and to be signed on the reverse side)